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                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004


                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): SEPTEMBER 29, 2000


                                HNC SOFTWARE INC.

             (Exact name of Registrant as Specified in its Charter)


                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

            0-26146                                    33-0248788
            -------                                    ----------
    (Commission File Number)             (I.R.S. Employer Identification Number)


            5935 Cornerstone Court West, San Diego, California 92121
            --------------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (858) 546-8877
                                 --------------
              (Registrant's Telephone Number, Including Area Code)



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ITEM 5. OTHER EVENTS

        On October 2, 2000, HNC Software Inc. ("HNC") announced in a press release that it had completed the separation of Retek Inc. (Nasdaq: RETK) from HNC through the distribution of all of HNC's 40 million shares of Retek Inc. After the close of market on September 29, 2000, HNC shareholders who were record holders of HNC common shares on September 15, 2000 were distributed 1.243 shares of Retek Inc. common stock for each share of HNC common stock held on September 15, 2000. Cash will be issued in lieu of fractional shares. As a result of HNC's distribution of its shares of Retek Inc. common stock, Retek is no longer affiliated with HNC. The above-mentioned press release is attached as
Exhibit 99.1 to this report on Form 8-K.



        On or about October 6, 2000, HNC issued a Tax Information Statement to its stockholders entitled "U.S. FEDERAL INCOME TAX INFORMATION FOR HNC SOFTWARE INC. SHAREHOLDERS". This Tax Information Statement contains a description of certain U.S. federal income tax implications of the spin-off of Retek from HNC; This Tax Information Statement is attached as Exhibit 99.2 to this report on Form 8-K.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits

            Exhibit 99.1     Press Release dated October 2, 2000.

            Exhibit 99.2     Tax Information Statement dated October 6, 2000.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2000                  HNC SOFTWARE INC.



                                       By: /s/ Russell C. Clark
                                           -------------------------------------
                                           Russell C. Clark,
                                           Vice President, Corporate Finance
                                           and Assistant Secretary



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                                  EXHIBIT INDEX

    Exhibit                    Description                                 Page
    -------                    -----------                                 ----
     99.1       Press Release dated October 2, 2000.

     99.2       Tax Information Statement dated October 6, 2000.



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